Exhibit 35.1
Servicer Compliance Statement
     The undersigned, a duly authorized officer of Sallie Mae, Inc., the Servicer and Administrator for the trusts listed on Appendix A hereto (the “Trusts”), does hereby certify that:
     (a) This certificate is delivered pursuant to Item 1123 of Regulation AB.
     (b) A review of the servicing activities of the Servicer and the Administrator as of December 31, 2007 and for the period January 1, 2007 through December 31, 2007 (the “Reporting Period”) and their performance under the applicable servicing and administration agreements for each of the Trusts has been made under my supervision; and
     (c) To the best of my knowledge, based on such review, the Servicer and the Administrator have fulfilled all of their obligations under the applicable servicing and administration agreements for each of the Trusts in all material respects through the Reporting Period.
March 26, 2008

/s/ C.E. ANDREWS C.E. Andrews
President
Sallie Mae, Inc.

Appendix A

Trust Name:	Date of Issuance:
SLM Student Loan Trust 2006-1	January 26, 2006
SLM Student Loan Trust 2006-2	February 23, 2006
SLM Student Loan Trust 2006-3	March 9, 2006
SLM Student Loan Trust 2006-4	April 20, 2006
SLM Student Loan Trust 2006-5	June 21, 2006
SLM Student Loan Trust 2006-6	July 20, 2006
SLM Student Loan Trust 2006-7	August 10, 2006
SLM Student Loan Trust 2006-8	September 14, 2006
SLM Student Loan Trust 2006-9	October 12, 2006
SLM Student Loan Trust 2006-10	November 30, 2006
SLM Private Credit Student Loan Trust 2006-A	April 6, 2006
SLM Private Credit Student Loan Trust 2006-B	June 8, 2006
SLM Private Credit Student Loan Trust 2006-C	September 28, 2006
SLM Student Loan Trust 2007-1	January 25, 2007
SLM Student Loan Trust 2007-2	February 22, 2007
SLM Student Loan Trust 2007-3	March 15, 2007
SLM Student Loan Trust 2007-4	April 5, 2007
SLM Student Loan Trust 2007-5	July 19, 2007
SLM Student Loan Trust 2007-6	October 23, 2007
SLM Student Loan Trust 2007-7	November 8, 2007
SLM Student Loan Trust 2007-8	December 6, 2007
SLM Private Credit Student Loan Trust 2007-A	March 29, 2007